EXHIBIT 21

                          SUBSIDIARIES OF SYSTEMAX INC.


A.   DOMESTIC SUBSIDIARIES

     1.        Global Computer Supplies Inc. (a New York corporation)

     2. Continental Dynamics Corp. (a New York corporation) d/b/a Global Computer Supplies (NY) d/b/a Global Industrial Equipment (NY, GA) d/b/a Global Business Furniture (NY, GA) d/b/a Global Occupational Safety (NY, GA)

     3.        Dartek Corp. (a Delaware corporation)

     4.        Nexel Industries Inc. (a New York Corporation)

     5.        Misco America Inc. (a Delaware corporation)

     6.        Tiger Direct Inc. (a Florida corporation)

     7.        Midwest Micro Corp. (a Delaware corporation)

     8.        Zac Corp. (a Delaware corporation)

     9.        EZBID Inc. (a Delaware corporation)

     10.       Systemax Retail Sales Inc. (a Delaware corporation)

B.   FOREIGN SUBSIDIARIES

     1.        Misco Germany Inc. (a New York corporation)

     2.        Misco Italy Computer Supplies S.P.A. (an Italian corporation)

     3.        H C S Global SA (a French corporation)

     4.        Systemax Europe Ltd. (a U.K. corporation)